Exhibit 99.1

Frontier Delivers Record Operational Results as it Becomes a Fiber-First Company

Reports Fourth-Quarter and Full-Year 2021 Financial Results

NORWALK, Conn., Feb. 23, 2022-- Frontier Communications Parent, Inc. (NASDAQ: FYBR) (“Frontier” or the “Company”) reported fourth-quarter and full-year 2021 results today, delivering record operational results as it becomes a fiber-first company.

“2021 was a year of remarkable transformation reflected in our strong fourth-quarter and full-year results”, said Nick Jeffery, President and Chief Executive Officer of Frontier. “The team rallied around our purpose of Building Gigabit America™ in March and spent the next nine months breaking our own records for building and selling fiber. As we added new fiber customers, we also made service improvements that earned us a positive fiber Net Promoter Score for the first time in the company’s history. In the fourth quarter, we gained momentum and hit an inflection point, reaching positive total broadband net adds for the first time in more than five years.

“The future is fiber, and we are well on our way to becoming a fiber-first company. Yesterday, we became the only major broadband provider to launch 2 Gig fiber service network-wide, extending our leadership position as customers demand faster speeds.”

Full-year 2021 Highlights:

•	Built fiber to approximately 638,000 locations, bringing total fiber passings to 4.0 million by the end of the 2021
•	Added a record 99,000 fiber broadband customer net additions, 75% of which came in the second half of the year, resulting in fiber broadband customer growth of 7.4% from 2020
•	Revenue of $6.41 billion, net income of $4.96 billion, and Adjusted EBITDA of $2.48 billion
•	Capital expenditures of $1.70 billion, including $0.46 billion of non-subsidy-related build capital expenditures
•	Began executing on plans to reach at least 10 million locations with fiber by 2025
•	Recruited a new board of directors and management team with deep experience in telecom and turnarounds

Fourth-quarter 2021 Highlights:

•	Built fiber to a record 192,000 locations
•	Added a record 45,000 fiber broadband customer net additions, reaching an inflection point in positive total broadband customer net additions for the first time in more than five years
•	Revenue of $1.54 billion, net income of $189 million, and Adjusted EBITDA of $585 million

•	Capital expenditures of $559 million, including $161 million of non-subsidy-related build capital expenditures
•	Delivered record-low churn across both fiber and copper broadband customers
•	Achieved positive fiber Net Promoter Scores for the first time in company history
•	Raised $1 billion of debt to fund fiber build plans

Fourth-quarter 2021 Consolidated Financial Results1

Frontier reported consolidated revenue for the fourth quarter ended December 31, 2021 of $1.54 billion, a 6.3% decline from consolidated revenue reported in the fourth quarter of 2020, as growth in consumer fiber broadband was offset by declines in video, voice, wholesale, and other.  Other revenue was particularly impacted by the sale of our CPE business in the fourth quarter, which resulted in lower revenue but had minimal impact on EBITDA.

Fourth quarter 2021 operating income was $272 million and net income was $189 million.

Adjusted EBITDA was $585 million and Adjusted EBITDA margin was 37.9%, compared to Adjusted EBITDA of $676 million and Adjusted EBITDA Margin of 41.0% in the fourth quarter of 2020.2  The year-over-year decline in Adjusted EBITDA and Adjusted EBITDA Margin was driven by revenue declines, partially offset by lower video content expense, lower cost of service from lower call and repair volumes, and cost savings initiatives.

Capital expenditures were $559 million, an increase from $356 million in the fourth quarter of 2020, as fiber expansion initiatives accelerated.

Fourth-quarter 2021 Consumer Results

•	Consumer revenue of $782 million, a decline of 5.9% from the fourth quarter of 2020, as strong growth in fiber broadband was offset by declines in legacy video, voice, and other
•	Consumer fiber revenue of $405 million, a decline of 1.6% from the fourth quarter of 2020 as growth in consumer broadband revenue was offset by declines in voice, video, and other

1 Prior year comparisons are adjusted for the disposal of Northwest Operations. See Schedule C and Schedule E for a reconciliation of reported results to the results adjusted for the disposal of Northwest Operations. Upon emergence from bankruptcy, Frontier adopted fresh start accounting in accordance with ASC 852.  As a result, Frontier’s consolidated financial statements after April 30, 2021 are not comparable to prior periods. All year-over-year comparisons in this release have been normalized to reflect the impact of fresh start accounting. See Frontier’s Form 8-K filed with the SEC on July 30, 2021, for further details on the impact of fresh start accounting.  See Frontier’s supplemental trending information, available at www.frontier.com/ir, for information setting forth the impact of fresh start accounting for periods presented.

2 Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures of performance, See “Non-GAAP Measures” for a description of these measures and its calculation. See Schedule A for a reconciliation of Adjusted EBITDA to net income/(loss).

•	Consumer fiber broadband revenue of $245 million, an increase of 10.9% over the fourth quarter of 2020, driven by strong growth in fiber broadband customers and average revenue per customer (ARPU)
•
Consumer fiber broadband customer net additions of 44,000, the 10th consecutive quarter of positive consumer fiber net additions and an almost five-fold increase from 9,000 net additions in the fourth quarter of 2020, resulting in fiber broadband customer growth of 7.9% from the fourth quarter of 2020

•	Consumer fiber broadband customer churn of 1.32%, an improvement from 1.56% in the fourth quarter of 2020
•	Consumer fiber broadband ARPU of $62.21, an increase of 4.2% over the fourth quarter of 2020, as customers continue to upgrade to faster speeds

Fourth-quarter 2021 Business and Wholesale Results

•
Business and wholesale revenue of $677 million, a decline of 6.0% from the fourth quarter of 2020, primarily due to proactive strategic repositioning with key business partners to reset pricing in exchange for higher win shares in the future, and higher overall expected cash flow stability

•	Business and wholesale fiber revenue of $270 million, a decline of 1.1% from the fourth quarter of 2020
•	Business fiber broadband customer churn of 1.23%, an improvement from 1.43% in the fourth quarter of 2020
•	Business fiber broadband ARPU of $106.87, an increase of 5.2% from the fourth quarter of 2020

Capital Structure

In the fourth quarter of 2021, Frontier successfully raised $1.0 billion of 6.000% second lien secured debt. As of the end of 2021, Frontier had total liquidity of approximately $2.6 billion, including a cash balance of approximately $2.1 billion and $0.5 billion of available borrowing capacity on its revolving credit facility. Frontier’s net leverage ratio for the four quarters ended December 31, 2021, was approximately 2.4x.3 Frontier has no long-term debt maturities prior to 2027.

2022 Outlook

Frontier’s guidance for the full year 2022 is:

•	Adjusted EBITDA of $2.00 - $2.15 billion
•	Fiber build to at least 1 million new locations
•	Cash capital expenditures of $2.40 - $2.50 billion
•	Cash taxes of approximately $20 million
•	Cash interest payments of approximately $430 million

3 Net leverage ratio is a non-GAAP measure. See “Non-GAAP Measures” and the condensed consolidated balance sheet data contained herein for a description and calculation of net leverage ratio.

•	Cash Pension and OPEB expense of approximately $75 million (net of capitalization)
•	Cash pension and OPEB contributions, including a catch-up from contribution waivers during bankruptcy, of approximately $135 million (net of capitalization)

Conference Call Information

As previously announced, Frontier will host a conference call with the financial community to discuss fourth-quarter and full-year 2021 results today, February 23, 2022, beginning at 8:30 a.m. Eastern Time.

The conference call webcast and presentation materials are accessible through Frontier’s Investor Relations website and will remain archived at this location.

Investor Contact

Spencer Kurn
SVP, Investor Relations
+1 401 225 0475
spencer.kurn@ftr.com

About Frontier Communications

Frontier is a leading communications provider offering gigabit speeds to empower and connect millions of consumers and businesses across 25 states. It is building critical digital infrastructure across the country with its fiber-optic network and cloud-based solutions, enabling connections today and future proofing for tomorrow. Rallied around a single purpose, Building Gigabit AmericaTM, the Company is focused on supporting a digital society, closing the digital divide, and working toward a more sustainable environment. Frontier is preparing today for a better tomorrow. Visit www.frontier.com.

Non-GAAP Financial Measures

Frontier uses certain non-GAAP financial measures in evaluating its performance, including EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin, operating free cash flow, adjusted operating expenses, and net leverage ratio, each of which is described below. Management uses these non-GAAP financial measures internally to (i) assist in analyzing Frontier's underlying financial performance from period to period, (ii) analyze and evaluate strategic and operational decisions, (iii) establish criteria for compensation decisions, and (iv) assist in the understanding of Frontier's ability to generate cash flow and, as a result, to plan for future capital and operational decisions. Management believes that the presentation of these non-GAAP financial measures provides useful information to investors regarding Frontier’s financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) provide a more comprehensive view of Frontier’s core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation, and planning decisions, and (iii) present measurements that investors and rating agencies have indicated to management are useful to them in assessing Frontier and its results of operations.

A reconciliation of these measures to the most comparable financial measures calculated and presented in accordance with GAAP is included in the accompanying tables. These non-GAAP financial measures are not measures of financial performance or liquidity under GAAP, nor are they alternatives to GAAP measures, and they may not be comparable to similarly titled measures of other companies.

EBITDA is defined as net income (loss) less income tax expense (benefit), interest expense, investment and other income (loss), pension settlement costs, losses on extinguishment of debt, reorganization items, and depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by total revenue.

Adjusted EBITDA is defined as EBITDA, as described above, adjusted to exclude, certain pension/OPEB expenses, restructuring costs and other charges, stock-based compensation, and certain other non-recurring items. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by total revenue.

Management uses EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin to assist it in comparing performance from period to period and as measures of operational performance. Management believes that these non-GAAP measures provide useful information for investors in evaluating Frontier’s operational performance from period to period because they exclude depreciation and amortization expenses related to investments made in prior periods and are determined without regard to capital structure or investment activities. By excluding capital expenditures, debt repayments and dividends, among other factors, these non-GAAP financial measures have certain shortcomings. Management compensates for these shortcomings by utilizing these non-GAAP financial measures in conjunction with the comparable GAAP financial measures.

Adjusted net income (loss) attributable to Frontier common shareholders is defined as net income (loss) attributable to Frontier common shareholders and excludes restructuring costs and other charges, pension settlement costs, reorganization items, certain income tax items and the income tax effect of these items, and certain other non-recurring items. Adjusting for these items allows investors to better understand and analyze Frontier’s financial performance over the periods presented.

Management defines operating free cash flow, a non-GAAP measure, as net cash provided from operating activities less capital expenditures. Management uses operating free cash flow to assist it in comparing liquidity from period to period and to obtain a more comprehensive view of Frontier’s core operations and ability to generate cash flow. Management believes that this non-GAAP measure is useful to investors in evaluating cash available to service debt and pay dividends. This non-GAAP financial measure has certain shortcomings; it does not represent the residual cash flow available for discretionary expenditures, as items such as debt repayments and preferred stock dividends are not deducted in determining such measure. Management compensates for these shortcomings by utilizing this non-GAAP financial measure in conjunction with the comparable GAAP financial measure.

Adjusted operating expenses is defined as operating expenses adjusted to exclude depreciation and amortization, restructuring and other charges, goodwill impairment charges, certain pension/OPEB expenses, stock-based compensation, and certain other non-recurring items. Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s performance.

Net leverage ratio is calculated as net debt (total debt less cash and cash equivalents) divided by Adjusted EBITDA for the most recent four quarters. Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s debt levels.

The information in this press release should be read in conjunction with the financial statements and footnotes contained in Frontier’s documents filed with the U.S. Securities and Exchange Commission.

Forward-Looking Statements

This release contains "forward-looking statements" related to future events. Forward-looking statements address our expectations or beliefs concerning future events, including, without limitation, our future operating and financial performance, our implementation of strategic initiatives, and our ability to comply with the covenants in the agreements governing our indebtedness and other matters. These statements are made on the basis of management’s views and assumptions, as of the time the statements are made, regarding future events and performance and contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. A wide range of factors could materially affect future developments and performance, including but not limited to: our significant indebtedness, our ability to incur substantially more debt in the future, and covenants in the agreements governing our current indebtedness that may reduce our operating and financial flexibility; declines in Adjusted EBITDA relative to historical levels that we are unable to offset; our ability to successfully implement strategic initiatives, including our fiber buildout and other initiatives to enhance revenue and realize productivity and service improvements; our ability to secure necessary construction resources, materials and permits for our fiber buildout initiative in a timely and cost effective manner; potential disruptions in our supply chain and the effects of inflation resulting from the COVID-19 pandemic, the global microchip shortage, or otherwise, which could adversely impact our business and hinder our fiber expansion plans; our ability to effectively manage our operations, operating expenses, capital expenditures, debt service requirement and cash paid for income taxes and liquidity; competition from cable, wireless and wireline carriers, satellite, fiber “overbuilders” and OTT companies, and the risk that we will not respond on a timely or profitable basis; our ability to successfully adjust to changes in the communications industry, including the effects of technological changes and competition on our capital expenditures, products and service offerings; risks related to disruption in our networks, infrastructure and information technology that result in customer loss and/or incurrence of additional expenses; the impact of potential information technology or data security breaches or other cyber-attacks or other disruptions; our ability to retain or attract new customers and to maintain relationships with customers; our reliance on a limited number of key supplies and vendors; declines in revenue from our voice services, switched and nonswitched access and video and data services that we cannot stabilize or offset with increases in revenue from other products and services; our ability to secure, continue to use or renew intellectual property and other licenses used in our business; our ability to hire or retain key personnel; our ability to dispose of certain assets or asset groups or to make acquisition of certain assets on terms that are attractive to us, or at all;  the effects of changes in the availability of federal and state universal service funding or other subsidies to us and our competitors and our ability to obtain future subsidies, including participation in the proposed RDOF program; our ability to comply with the applicable CAF II and RDOF requirements and the risk of penalties or obligations to return certain CAF II and RDOF funds; our ability to defend against litigation and potentially unfavorable results from current pending and future litigation; our ability to comply with applicable federal and state consumer protection requirements; the effects of governmental legislation and regulation on our business, including costs, disruptions, possible limitations on operating flexibility and changes to the competitive landscape resulting from such legislation or regulation; the impact of regulatory, investigative and legal proceedings and legal compliance risks; our ability to effectively manage service quality in the states in which we operate and meet mandated service quality metrics; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments; the effects of changes in accounting policies or practices; our ability to successfully renegotiate union contracts; the effects of increased medical expenses and pension and postemployment expenses; changes in pension plan assumptions, interest rates, discount rates, regulatory rules and/or the value of our pension plan assets; the likelihood that our historical financial information may no longer be indicative of our future performance and our implementation of fresh start accounting; the impact of adverse changes in economic, political and market conditions in the areas that we serve, the U.S. and globally, including, but not limited to, disruption in our supply chain, inflation in pricing for key materials or labor, or other adverse changes resulting from epidemics, pandemics and outbreaks of contagious diseases, including the COVID-19 pandemic, natural disasters, economic or political instability or other adverse public health developments; potential adverse impacts of the COVID-19 pandemic on our business and operations, including potential disruptions to the work of our employees arising from health and safety measures such as social distancing, working remotely and recent applicable federal, state, and local mandates, and prohibitions, our ability to effectively manage increased demand on our network, our ability to maintain relationships with our current or prospective customers and vendors as well as their abilities to perform under current or proposed arrangements with us; risks associated with our emergence from the Chapter 11 Cases, including, but not limited to, the continuing effects of the Chapter 11 Cases on us and our relationships with our suppliers, customers, service providers or employees and changes in the composition of our board of directors and senior management;  volatility in the trading price of our common stock, which has a limited trading history; substantial market overhang from the common stock issued in the Chapter 11 reorganization; certain provisions of Delaware law and our certificate of incorporation that may prevent efforts by our stockholders to change the direction or management of our Company; and certain other factors set forth in our other filings with the SEC.  This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive.  You should consider these important factors, as well as the risks and other factors contained in Frontier’s filings with the U.S. Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q.  These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements.  We do not intend, nor do we undertake any duty, to update any forward-looking statements.

Frontier Communications Parent, Inc.
Unaudited Consolidated Financial Data
Reconciliation of Non-GAAP financial Results for Combined Frontier

	For the three months ended	For the three months ended	For the three months ended
	December 31, 2021	September 30, 2021	December 31, 2020

	(Successor)	(Successor)	(Predecessor)
($ in millions and shares in thousands, except per share amounts)
Statement of Operations Data
Revenue	$1,543	$1,576	$1,695

Operating expenses:
Cost of service	546	590	629
Selling, general and administrative expenses	441	421	393
Depreciation and amortization	282	273	394
Loss on disposal of Northwest Operations	-	-	2
Restructuring costs and other charges	2	8	-
Total operating expenses	1,271	1,292	1,418

Operating income	272	284	277

Investment and other income (loss), net	34	(37)	(14)
Loss on early extinguishment of debt	-	-	(72)
Reorganization items, net	-	-	(136)
Interest expense	(105)	(90)	(98)

Income (loss) before income taxes	201	157	(43)
Income tax expense	12	31	7
Net income (loss)	$189	$126	$(50)

Weighted average shares outstanding - basic	244,308	244,403	104,489
Weighted average shares outstanding - diluted	244,840	245,667	104,489

Basic and diluted net earnings per common share	$0.77	$0.52	$(0.48)
Diluted net earnings per common share	$0.77	$0.51	$(0.48)

Other Financial Data:
Capital expenditures	$559	$377	$356

Frontier Communications Parent, Inc.
Unaudited Consolidated Financial Data
Reconciliation of Non-GAAP financial results for Combined Frontier

Note: The following results are reported separately for the four months ended April 30, 2021 (our Predecessor period prior to emergence) and for the eight months ended December 31, 2021 (our Successor period).  While the basis of accounting for the Predecessor and Successor are different as a result of the application of fresh start accounting, we have calculated combined Non-GAAP results for the year ended December 31, 2021.

	For the eight months ended	For the four months ended	For the year ended
	December 31, 2021	April 30, 2021	December 31, 2021	December 31, 2020
($ in millions and shares in thousands, except per share amounts)
	(Successor)	(Predecessor)	(Non-GAAP Combined)	(Predecessor)

Statement of Operations Data
Revenue	$4,180	$2,231	$6,411	$7,155

Operating expenses:
Cost of service	1,532	830	2,362	2,701
Selling, general and administrative expenses	1,131	537	1,668	1,648
Depreciation and amortization	734	506	1,240	1,598
Loss on disposal of Northwest Operations	-	-	-	162
Restructuring costs and other charges	21	7	28	87
Total operating expenses	3,418	1,880	5,298	6,196
Operating income	762	351	1,113	959

Investment and other income (loss), net	(5)	1	(4)	(43)
Pension settlement costs	-	-	-	(159)
Loss on early extinguishment of debt	-	-	-	(72)
Reorganization items, net	-	4,171	4,171	(409)
Interest expense	(257)	(118)	(375)	(762)

Income (loss) before income taxes	500	4,405	4,905	(486)
Income tax expense (benefit)	86	(136)	(50)	(84)
Net income (loss)	$414	$4,541	$4,955	$(402)

Weighted average shares outstanding - basic	244,405	104,584	NM	104,467
Weighted average shares outstanding - diluted	245,885	104,924	NM	104,467

Basic net earnings (loss) per common share	$1.69	$43.42	NM	$(3.85)
Diluted net earnings (loss) per common share	$1.68	$43.28	NM	$(3.85)

Other Financial Data:
Capital expenditures	$1,205	$500	$1,705	$1,181

NM - Not meaningful

Frontier Communications Parent, Inc.
Unaudited Financial Data for Non-GAAP Combined Frontier and for Remaining Properties

Note: The following results are reported separately for the four months ended April 30, 2021 (our Predecessor period prior to emergence) and for the eight months ended December 31, 2021 (our Successor period).  While the basis of accounting for the Predecessor and Successor are different as a result of the application of fresh start accounting, we have calculated combined Non-GAAP results for the year ended December 31, 2021. Additionally, the following financial information presents disaggregation of revenue for the operations located in the remaining 25 states (“Remaining Properties”) after excluding the Northwest Operations (“Northwest Ops”) through the date of sale from the Consolidated Company's results. See Schedule C for a reconciliation to the Total Company Results.

	For the three months ended		For the three months ended
	December 31, 2021	September 30, 2021	December 31, 2020
($ in millions)
	(Successor)	(Successor)	(Predecessor)
Selected Statement of Operations Data
Revenue:
Data and Internet services	$834	$834	$834
Voice services	397	411	490
Video services	143	149	181
Other	85	99	101
Revenue from contracts with customers	1,459	1,493	1,606
Subsidy and other revenue	84	83	89
Total revenue	$1,543	$1,576	$1,695

Other Financial Data
Revenue:
Consumer (1)	$782	$800	$863
Business and Wholesale (1)	677	693	743
Revenue from contracts with customers	$1,459	$1,493	$1,606

Fiber	$675	$684	$689
Copper	784	809	867
Other	-	-	50
Revenue from contracts with customers	$1,459	$1,493	$1,606

	For the eight months ended	For the four months ended	For the year ended

	December 31, 2021	April 30, 2021	December 31, 2021	December 31, 2020

($ in millions)	(Successor)	(Predecessor)	(Non-GAAP Combined)	(Predecessor)

Selected Statement of Operations Data
Revenue:
Data and Internet services	$2,224	$1,125	$3,349	$3,376
Voice services	1,091	647	1,738	2,028
Video services	397	223	620	776
Other	246	125	371	417
Revenue from contracts with customers	3,958	2,120	6,078	6,597
Subsidy and other revenue	222	111	333	366
Total revenue	$4,180	$2,231	$6,411	$6,963

Other Financial Data
Revenue:
Consumer (1)	$2,125	$1,133	$3,258	$3,507
Business and Wholesale (1)	1,833	987	2,820	3,090
Revenue from contracts with customers	$3,958	$2,120	$6,078	$6,597

Fiber	$1,814	$903	$2,717	$2,812
Copper	2,144	1,140	3,284	3,603
Other	-	77	77	182
Revenue from contracts with customers	$3,958	$2,120	$6,078	$6,597

(1)	Due to changes in accounting policy during the second quarter of 2021, historical periods have been updated to reflect the comparable amounts.

Frontier Communications Parent, Inc.
Unaudited Operating Data for Remaining Properties

Note: The following table presents operating metrics for the operations located in the remaining 25 states (“Remaining Properties”) after excluding the Northwest Operations (“Northwest Ops”) through the date of sale from the Consolidated Company's results. See Schedule D for a reconciliation to the Total Company Results.

	As of and for the three months ended			For the year ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020

Consumer customer metrics (1)
Customers (in thousands)	3,165	3,173	3,264	3,165	3,264
Net customer additions (losses)	(8)	(23)	(42)	(99)	(148)
Average monthly consumer revenue per customer	$82.29	$83.77	$87.57	$84.70	$87.52
Customer monthly churn	1.45%	1.64%	1.67%	1.52%	1.74%

Broadband customer metrics (1) (2)
Broadband customers (in thousands)	2,799	2,789	2,834	2,799	2,834
Net customer additions (losses)	10	(9)	(27)	(34)	(85)

Employees	15,640	15,803	16,200	15,640	16,200

(1)	Due to changes in accounting policy during the second quarter of 2021, historical periods have been updated to reflect the comparable amounts.
(2)	Excludes wholesale customers.

Frontier Communications Parent, Inc.
Condensed Consolidated Balance Sheet Data

	(Unaudited)
	Successor	Predecessor
($ in millions)	December 31, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$2,127	$1,829
Accounts receivable, net	458	553
Other current assets	103	272
Total current assets	2,688	2,654

Property, plant and equipment, net	9,199	12,931
Other assets	4,594	1,210
Total assets	$16,481	$16,795

LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Long-term debt due within one year	$15	$5,781
Accounts payable and other current liabilities	1,436	1,359
Total current liabilities	1,451	7,140

Deferred income taxes and other liabilities	2,462	2,990
Liabilities subject to compromise	-	11,565
Long-term debt	7,968	-
Equity (deficit)	4,600	(4,900)
Total liabilities and equity (deficit)	$16,481	$16,795

	As of December 31, 2021
Leverage Ratio
Numerator:
Long-term debt due within one year	$15
Long-term debt	7,968
Total debt	$7,983
Less: Cash and cash equivalents	(2,127)
Net debt	$5,856

Denominator:
Adjusted EBITDA - last 4 quarters	$2,475

Net Leverage Ratio	2.4	x

Frontier Communications Parent, Inc.
Unaudited Consolidated Cash Flow Data

	For the three months ended	For the three months ended
	December 31, 2021	December 31, 2020
($ in millions)	(Successor)	(Predecessor)

Cash flows provided from (used by) operating activities:
Net income	$189	$(50)
Adjustments to reconcile net loss to net cash provided from (used by) operating activities:
Depreciation and amortization	282	394
Loss on extinguishment of debt	-	72
Stock-based compensation	10	-
Amortization of deferred financing costs	-	2
Non-cash reorganization items, net	-	8
Other adjustments	(7)	3
Deferred income taxes	13	9
Loss on disposal of Northwest Operations	-	2
Change in accounts receivable	(6)	10
Change in accounts payable and other liabilities	(34)	8
Change in prepaid expenses, income taxes, and other assets	21	39
Net cash provided from operating activities	468	497

Cash flows used by investing activities:
Capital expenditures	(559)	(356)
Proceeds on sale of assets	7	20
Other	4	2
Net cash used by investing activities	(548)	(334)

Cash flows provided from (used by) financing activities:
Long-term debt payments	(9)	(4,943)
Proceeds from long-term debt borrowings	1,000	4,950
Financing costs paid	(13)	(102)
Finance lease obligation payments	(4)	(5)
Other	23	(1)
Net cash provided from (used by) financing activities	997	(101)

Increase (Decrease) in cash, cash equivalents, and restricted cash	917	62
Cash, cash equivalents, and restricted cash at the beginning of the period	1,261	1,825

Cash, cash equivalents, and restricted cash at the end of the period	$2,178	$1,887

Supplemental cash flow information:
Cash paid during the period for:
Interest	$160	$64
Income tax payments, net	$1	$2
Reorganization items, net	$-	$136

Frontier Communications Parent, Inc.
Unaudited Financial Data for Non-GAAP Combined Frontier

Note: The following results are reported separately for the four months ended April 30, 2021 (our Predecessor period prior to emergence) and for the eight months ended September 30, 2021 (our Successor period).  While the basis of accounting for the Predecessor and Successor are different as a result of the application of fresh start accounting, we have calculated combined Non-GAAP results for the year ended December 31, 2021.

	For the eight months ended	For the four months ended	For the year ended
	December 31, 2021	April 30, 2021	December 31, 2021	December 31, 2020
($ in millions)	(Successor)	(Predecessor)	(Non-GAAP Combined)	(Predecessor)

Cash flows provided from (used by) operating activities:
Net income (loss)	$414	$4,541	$4,955	$(402)
Adjustments to reconcile net loss to net cash provided from (used by) operating activities:
Depreciation and amortization	734	506	1,240	1,598
Loss on extinguishment of debt	-	-	-	72
Pension settlement costs	-	-	-	159
Stock-based compensation	18	(1)	17	3
Amortization of deferred financing costs	-	-	-	15
Non-cash reorganization items, net	-	(5,467)	(5,467)	93
Other adjustments	(18)	1	(17)	6
Deferred income taxes	81	(148)	(67)	(91)
Loss on disposal of Northwest Operations	-	-	-	162
Change in accounts receivable	59	36	95	73
Change in accounts payable and other liabilities	115	(168)	(53)	342
Change in prepaid expenses, income taxes, and other assets	48	46	94	(41)
Net cash provided from (used by) operating activities	1,451	(654)	797	1,989

Cash flows used by investing activities:
Capital expenditures	(1,205)	(500)	(1,705)	(1,181)
Proceeds from sale of Northwest Operations	-	-	-	1,131
Proceeds on sale of assets	7	9	16	27
Other	5	1	6	4
Net cash used by investing activities	(1,193)	(490)	(1,683)	(19)

Cash flows provided from (used by) financing activities:
Long-term debt payments	(17)	(1)	(18)	(4,948)
Proceeds from long-term debt borrowings	1,000	225	1,225	4,950
Repayment of revolving debt	-	-	-	(749)
Financing costs paid	(13)	(4)	(17)	(121)
Finance lease obligation payments	(13)	(7)	(20)	(23)
Other	23	(16)	7	(2)
Net cash provided from (used by) financing activities	980	197	1,177	(893)

Increase (Decrease) in cash, cash equivalents, and restricted cash	1,238	(947)	291	1,077
Cash, cash equivalents, and restricted cash at the beginning of the period	940	1,887	1,887	810

Cash, cash equivalents, and restricted cash at the end of the period	$2,178	$940	$2,178	$1,887

Supplemental cash flow information:
Cash paid during the period for:
Interest	$281	$84	$365	$612
Income tax payments, net	$28	$9	$37	$8
Reorganization items, net	$-	$1,397	$1,397	$270

SCHEDULE A

Frontier Communications Parent, Inc.
Unaudited Financial Data for Non-GAAP Combined Frontier and for Remaining Properties
Reconciliation of Non-GAAP Financial Measures

Note: The following results include activity for the three months ended September 30 and December 31, 2021 (our Successor period) and the three months ended December 31, 2020 (our Predecessor period prior to emergence). While the basis of accounting for the Predecessor and Successor are different as a result of the application of fresh start accounting, we have calculated combined Non-GAAP results for the year ended December 31, 2021.

	For the three months ended			For the year ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
($ in millions)
	(Successor)	(Successor)	(Predecessor)	(Non-GAAP Combined)	(Predecessor)

Net income (loss)	$189	$126	$(50)	$4,955	$(528)
Add back (subtract):
Income tax expense (benefit)	12	31	7	(50)	(84)
Interest expense	105	90	98	375	762
Investment and other income (loss), net	(34)	37	14	4	43
Pension settlement costs	-	-	-	-	159
Loss on early extinguishment of debt	-	-	72	-	72
Reorganization items, net	-	-	136	(4,171)	409
Operating income	272	284	277	1,113	833
Depreciation and amortization	282	273	394	1,240	1,598
EBITDA	$554	$557	$671	$2,353	$2,431

Add back:
Pension/OPEB expense	$19	$18	$20	$81	$90
Restructuring costs and other charges	2	8	-	28	87
Stock-based compensation	10	8	-	17	3
Storm-related insurance proceeds	-	(4)	-	(4)	(1)
Loss on disposal of Northwest Operations	-	-	2	-	162
Adjusted EBITDA	$585	$587	$693	$2,475	$2,772

EBITDA margin	35.9%	35.3%	39.6%	36.7%	34.9%
Adjusted EBITDA margin	37.9%	37.2%	40.9%	38.6%	39.8%

SCHEDULE B

Frontier Communications Parent, Inc.
Unaudited Consolidated Financial Data
Reconciliation of Non-GAAP Financial Measures for Remaining Properties

Note: The following results include activity for the Predecessor period prior to emergence and for the Successor period.  While the basis of accounting for the Predecessor and Successor are different as a result of the application of fresh start accounting, we have calculated combined Non-GAAP results for the year ended December 31, 2021. The following table presents Non-GAAP measures for the operations located in the remaining 25 states (“Remaining Properties”) after excluding the Northwest Operations (“Northwest Ops”) through the date of sale from the consolidated Company's results. See Schedule F for a reconciliation to the Total Company results.

	For the three months ended			For the year ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
	(Successor)	(Successor)	(Predecessor)	(Non-GAAP	(Predecessor)
($ in millions)				Combined)

Adjusted Operating Expenses

Total operating expenses	$1,271	$1,292	$1,418	$5,298	$6,130

Subtract:
Depreciation and amortization	282	273	394	1,240	1,598
Loss on disposal of Northwest Operations	-	-	2	-	162
Pension/OPEB expense	19	18	20	81	90
Restructuring costs and other charges	2	8	-	28	87
Stock-based compensation	10	8	-	17	3
Storm-related insurance proceeds	-	(4)	-	(4)	(1)
Adjusted operating expenses	$958	$989	$1,002	$3,936	$4,191

SCHEDULE C

Frontier Communications Parent, Inc.
Unaudited Consolidated Financial Data
Reconciliation of Non-GAAP Financial Measures for Remaining Properties to Consolidated Frontier

	For the three months ended
	December 31, 2021	September 30, 2021	December 31, 2020
	(Successor)	(Successor)	(Predecessor)

	Consolidated Frontier	Consolidated Frontier	Consolidated Frontier	Northwest Ops	Remaining Properties
($ in millions)

Data and Internet services	$834	$834	$834	$-	$834
Voice services	397	411	490	-	490
Video services	143	149	181	-	181
Other	85	99	101	-	101
Revenue from contracts with customers	1,459	1,493	1,606	-	1,606
Subsidy revenue	84	83	89	-	89
Revenue	1,543	1,576	1,695	-	1,695

Operating expenses (2):
Cost of service	546	590	629	-	629
Selling, general and administrative expenses	441	421	393	-	393
Depreciation and amortization	282	273	394	-	394
Loss on disposal of Northwest Operations	-	-	2	-	2
Restructuring costs and other charges	2	8	-	-	-
Total operating expenses	1,271	1,292	1,418	-	1,418

Operating income	272	284	277	-	277

Consumer (3)	$782	$800	$863	$-	$863
Business and wholesale (3)	677	693	743	-	743
Revenue from contracts with customers	1,459	1,493	1,606	-	1,606

Fiber	675	684	689	-	689
Copper	784	809	867	-	867
Other	-	-	50	-	50
Revenue from contracts with customers	$1,459	$1,493	$1,606	$-	$1,606

	For the year ended
	December 31, 2021	December 31, 2020
	(Non-GAAP Combined)	(Predecessor)

	Consolidated Frontier	Consolidated Frontier	Northwest Ops (1)	Remaining Properties
($ in millions)

Data and Internet services	$3,349	$3,478	$102	$3,376
Voice services	1,738	2,085	57	2,028
Video services	620	789	13	776
Other	371	429	12	417
Revenue from contracts with customers	6,078	6,781	184	6,597
Subsidy revenue	333	374	8	366
Revenue	6,411	7,155	192	6,963

Operating expenses (2):
Cost of service	2,362	2,701	40	2,661
Selling, general and administrative expenses	1,668	1,648	26	1,622
Depreciation and amortization	1,240	1,598	-	1,598
Loss on disposal of Northwest Operations	-	162	-	162
Restructuring costs and other charges	28	87	-	87
Total operating expenses	5,298	6,196	66	6,130

Operating income	1,113	959	126	833

Consumer (3)	$3,258	$3,609	$102	$3,507
Business and wholesale (3)	2,820	3,172	82	3,090
Revenue from contracts with customers	6,078	6,781	184	6,597

Fiber	2,717	2,887	75	2,812
Copper	3,284	3,707	104	3,603
Other	77	187	5	182
Revenue from contracts with customers	$6,078	$6,781	$184	$6,597

(1)	Amounts represent the financial results of our Northwest Operations for the year ended December 31, 2020.
(2)	Operating expenses for Northwest Ops do not include allocated expenses which are included in operating expenses for our Remaining Properties.
(3)	Due to changes in accounting policy during the second quarter of 2021, historical periods have been updated to reflect the comparable amounts.

SCHEDULE D

Frontier Communications Parent, Inc.
Unaudited Operating Data for Remaining Properties

	As of and for the three months ended
	December 31, 2021	September 30, 2021	December 31, 2020
	Consolidated Frontier	Consolidated Frontier	Consolidated Frontier	Northwest Ops	Remaining Properties

Consumer customer metrics (1)
Customers (in thousands)	3,165	3,173	3,264	-	3,264
Net customer additions (losses)	(8)	(23)	(42)	-	(42)
Average monthly consumer revenue per customer	$82.29	$83.77	$87.57	N/A	$87.57
Customer monthly churn	1.45%	1.64%	1.67%	N/A	1.67%

Broadband customer metrics (1)
Broadband customers (in thousands)	2,799	2,789	N/A	N/A	2,834
Net customer additions (losses)	10	(9)	N/A	N/A	(27)

Employees	15,640	15,803	16,200	-	16,200

	For the year ended
	December 31, 2021	December 31, 2020
	Consolidated Frontier	Consolidated Frontier	Northwest Ops	Remaining Properties

Consumer customer metrics (1)
Customers (in thousands)	3,165	3,264	-	3,264
Net customer additions (losses)	(99)	(483)	(335)	(148)
Average monthly consumer revenue per customer	$84.70	$87.19	$76.74	$87.52
Customer monthly churn	1.52%	1.73%	1.51%	1.74%

Broadband customer metrics (1)
Broadband customer (in thousands)	2,799	N/A	N/A	2,834
Net customer additions (losses)	(34)	N/A	N/A	(85)

(1)	Due to changes in accounting policy during the second quarter of 2021, historical periods have been updated to reflect the comparable amounts.

SCHEDULE E

Frontier Communications Parent, Inc.
Unaudited Consolidated Financial Data
Reconciliation of Non-GAAP Financial Measures for Remaining Properties to Consolidated Frontier

	For the three months ended
	December 31, 2021	September 30, 2021	December 31, 2020
	(Successor)	(Successor)	(Predecessor)

	Consolidated Frontier	Consolidated Frontier	Consolidated Frontier	Northwest Ops	Remaining Properties
($ in millions)

Net income (loss)	$189	$126	$(50)	$-	$(50)
Add back (subtract):
Income tax expense	12	31	7	-	7
Interest expense	105	90	98	-	98
Investment and other income (loss), net	(34)	37	14	-	14
Loss on extinguishment of debt	-	-	72	-	72
Reorganization items, net	-	-	136	-	136
Operating income	272	284	277	-	277

Depreciation and amortization	282	273	394	-	394
EBITDA	554	557	671	-	671

Add back:
Pension/OPEB expense	19	18	20	-	20
Restructuring costs and other charges	2	8	-	-	-
Stock-based compensation expense	10	8	-	-	-
Storm-related insurance proceeds	-	(4)	-	-	-
Loss on disposal of Northwest Operations	-	-	2	-	2
Adjusted EBITDA	$585	$587	$693	$-	$693

EBITDA margin	35.9%	35.3%	39.6%	N/A	39.6%
Adjusted EBITDA margin	37.9%	37.2%	40.9%	N/A	40.9%

Free Cash Flow
Net cash provided from (used by) operating activities	$468	$603	$497	N/A	N/A
Capital expenditures	(559)	(377)	(356)	N/A	N/A
Operating free cash flow	$(91)	$226	$141	N/A	N/A

	For the year ended
	December 31, 2021	December 31, 2020
	(Non-GAAP Combined)	(Predecessor)

	Consolidated Frontier	Consolidated Frontier	Northwest Ops (1)	Remaining Properties
($ in millions)

Net income (loss)	$4,955	$(402)	$126	$(528)
Add back (subtract):
Income tax expense (benefit)	(50)	(84)	-	(84)
Interest expense	375	762	-	762
Investment and other income, net	4	43	-	43
Pension settlement costs	-	159	-	159
Loss on extinguishment of debt	-	72	-	72
Reorganization items, net	(4,171)	409	-	409
Operating income	1,113	959	126	833

Depreciation and amortization	1,240	1,598	-	1,598
EBITDA	2,353	2,557	126	2,431

Add back:
Pension/OPEB expense	81	90	-	90
Restructuring costs and other charges	28	87	-	87
Stock-based compensation	17	3	-	3
Storm-related insurance proceeds	(4)	(1)	-	(1)
Loss on disposal of Northwest Operations	-	162	-	162
Adjusted EBITDA	$2,475	$2,898	$126	$2,772

EBITDA margin	36.7%	35.7%	65.6%	34.9%
Adjusted EBITDA margin	38.6%	40.5%	65.6%	39.8%

Free Cash Flow
Net cash provided from (used by) operating activities	$797	$1,989	N/A	N/A
Capital expenditures	(1,705)	(1,181)	N/A	N/A
Operating free cash flow	$(908)	$808	N/A	N/A

(1)	Amounts represent the financial results of our Northwest Operations for year ended December 31, 2020. Net loss does not include the impact of income taxes and interest expense.

SCHEDULE F

Frontier Communications Parent, Inc.
Unaudited Consolidated Financial Data
Reconciliation of Non-GAAP Financial Measures for Remaining Properties to Consolidated Frontier

	For the three months ended
	December 31, 2021	September 30, 2021	December 31, 2020

	(Successor)	(Successor)	(Predecessor)

	Consolidated Frontier	Consolidated Frontier	Consolidated Frontier	Northwest Ops	Remaining Properties
($ in millions)

Adjusted Operating Expenses

Total operating expenses (2)	$1,271	$1,292	$1,418	$-	$1,418

Subtract:
Depreciation and amortization	282	273	394	-	394
Loss on disposal of Northwest Operations	-	-	2	-	2
Pension/OPEB expense	19	18	20	-	20
Restructuring costs and other charges	2	8	-	-	-
Stock-based compensation	10	8	-	-	-
Storm-related insurance proceeds	-	(4)	-	-	-
Adjusted operating expenses	$958	$989	$1,002	$-	$1,002

	For the year ended
	December 31,	December 31,
	2021	2020
	(Non-GAAP Combined)	(Predecessor)

	Consolidated Frontier	Consolidated Frontier	Northwest Ops (1)	Remaining Properties
($ in millions)

Adjusted Operating Expenses

Total operating expenses (2)	$5,298	$6,196	$66	$6,130

Subtract:
Depreciation and amortization	1,240	1,598	-	1,598
Loss on disposal of Northwest Operations	-	162	-	162
Pension/OPEB expense	81	90	-	90
Restructuring costs and other charges	28	87	-	87
Stock-based compensation expense	17	3	-	3
Storm-related insurance proceeds	(4)	(1)	-	(1)
Adjusted operating expenses	$3,936	$4,257	$66	$4,191

(1)	Amounts represent the financial results of our Northwest Operations for the year ended December 31, 2020.
(2)	Operating expenses for Northwest Ops do not include allocated expenses which are included in operating expenses for our Remaining Properties.

SCHEDULE G
Frontier Communications Parent, Inc.
Selected Financial and Operating Data for Remaining Properties, Excluding Northwest Operations
(Unaudited)

		As of or for the quarter ended
		December 31, 2021	September 30, 2021	December 31, 2020
Broadband Revenue ($ in millions)
Total Company	Fiber	$277	$274	$250
	Copper	197	204	209
	Total	$474	$478	$459

Estimated Fiber Passings (in millions) (2)
Base Fiber Passings		3.2	3.2	3.2
Total Fiber Passings		4.0	3.8	3.3

Estimated Broadband Fiber % Penetration (2)
Base Fiber Penetration		41.9%	41.5%	41.2%
Total Fiber Penetration		36.4%	37.0%	40.3%

Broadband Customers, end of period (in thousands) (2)
Consumer	Fiber	1,336	1,292	1,238
	Copper	1,234	1,264	1,349
	Total	2,570	2,556	2,587

Business (1)	Fiber	96	95	95
	Copper	133	138	152
	Total	229	233	247

Broadband Net Adds (in thousands) (2)
Consumer	Fiber	44	29	9
	Copper	(30)	(33)	(32)
	Total	14	(4)	(23)

Business (1)	Fiber	1	-	1
	Copper	(5)	(4)	(5)
	Total	(4)	(4)	(4)

Broadband Churn (2)
Consumer	Fiber	1.32%	1.56%	1.56%
	Copper	1.69%	1.89%	1.96%
	Total	1.50%	1.73%	1.77%

Business (1)	Fiber	1.23%	1.26%	1.43%
	Copper	1.64%	1.62%	1.78%
	Total	1.47%	1.48%	1.65%

Broadband ARPU (2) (3)
Consumer	Fiber	$62.21	$63.35	$59.72
	Copper	45.33	45.44	42.61
	Total	$53.99	$54.38	$50.73

Business (1)	Fiber	$106.87	$104.76	$101.56
	Copper	62.54	64.03	66.12
	Total	$80.87	$80.47	$79.50

		For the year ended
		December 31, 2021	December 31, 2020
Broadband Revenue
Total Company	Fiber	$1,075	N/A
	Copper	815	N/A
	Total	$1,890	N/A
Broadband Churn (2)
Consumer	Fiber	1.45%	1.71%
	Copper	1.72%	2.11%
	Total	1.59%	1.92%

Business (1)	Fiber	1.26%	1.82%
	Copper	1.67%	1.97%
	Total	1.50%	1.91%

Broadband ARPU (2) (3)
Consumer	Fiber	$62.34	$57.79
	Copper	44.69	41.96
	Total	$53.43	$49.34

Business (1)	Fiber	$104.39	$100.93
	Copper	64.12	65.27
	Total	$80.26	$78.26

(1)	Business customers include our small, medium business and larger enterprise (SME) customers. Wholesale customers are excluded.
(2)	Due to changes in accounting policy during the second quarter of 2021, historical periods have been updated to reflect the comparable amounts.
(3)	Due to changes in classification of equipment revenue from other revenue to broadband revenue during the second quarter of 2021, historical periods have been updated to reflect the comparable amounts.